EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on S-8 (No. 333-73047; 333-68871; 333-58753; 333-57893; 333-56823; 333-08025; 333-87315; 333-82489; 333-45680; 333-56798; 333-90136; 333-127501) of BankAtlantic Bancorp, Inc. of our report dated March 1, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 1, 2007